UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
 ACT OF 1934

Date of Report (Date of Earliest Event Reported)    June 13, 2007

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104	Nevada
None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 -- Other Events
Item 9.01 -- Financial Statements and Exhibits
Signatures
EX-99.1 Press Release Dated June 13, 2007

Item 8.01 Other Events

Nevada Power Company, a wholly-owned subsidiary of Sierra Pacific Resources, announced today it has reached a settlement agreement with the Nevada Division of Environmental Protection and the U.S. Environmental Protection Agency involving long-standing environmental issues related to the Clark Generating Station in southern Nevada ("Settlement Agreement").

Under the terms of the Settlement Agreement, Nevada Power will pay a $300,000 fine for alleged violations and will fund $400,000 in solar energy projects for Channel 10 Public Broadcasting Service.   In addition, Nevada Power has agreed to install environmental controls and equipment upgrades to Clark units 5-8. The upgrades costs, which are estimated to be up to $60 million, were previously included in Nevada Power's Second Amendment to its 2006 Integrated Resource Plan, which was filed with the Public Utilities Commission of Nevada in January 2007 and was approved by the Public Utilities Commission of Nevada on May 31, 2007.

The settlement announced today is subject to a 30-day public comment period that will commence once it is entered into the Federal Register.

A copy of the press release announcing the settlement agreement is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits — The following exhibit is filed with this Form 8-K:

EX-99.1 - Press Release dated June 13, 2007.

 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: June 13, 2007	By:	/s/ John E. Brown
John E. Brown
Corporate Controller

Nevada Power Company (Registrant)

Date: June 13, 2007	By:	/s/ John E. Brown
John E. Brown
Controller